Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 18, 2013, relating to the consolidated financial statements and the effectiveness of Customers Bancorp, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Customers Bancorp, Inc. for the year ended December 31, 2012.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ ParenteBeard LLC

Wilmington, DE

April 19, 2013